Salamon Brothers LLC                                Tel.No.(516)371-9440
20 Margaret Ave                                     Fax.No.(516)371-9440
Lawrence, N.Y. 11559                        Email-salamon.brothers@verizon.net

                            AGREEMENT


     Agreement (this "Agreement") dated as of March 19, 2004 between Unico, Inc. an Arizona corporation(the "Company"), and Howard Salamon (the "Consultant").

     WHEREAS, the Company and Consultant desire to terminate the current agreement between the parties and have such agreement replaced in its entirety by the terms and provisions of this Agreement; and-

     NOW. THEREFORE, in consideration of the premises and the representations, covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Consultant agree as follows:

     Section 1. Introductions. The Company acknowledges that the Consultant has and will introduce the Company to certain of its contacts (collectively, "Contacts"). Any Contact that has been introduced to the Company will be so deemed only if and when the parties have identified, agreed to and executed a documented and dated list of such Contacts and their introductions.

     Section 2. Consultant's Fee. For providing services as set forth herein, the Consultant shall be entitled to the following compensation:

     (i) The Consultant shall be issued 2% of the authorized amount of any class of preferred stock created by Javelin Holdings for the benefit of management.

     (ii) For any Contact which gives the Company monies issued in consideration of a convertible debenture to he issued by the Company, the Company shall pay the Consultant 10% of the amount of such financing. Said fee shall be paid in cash to the Consultant when monies are received by the funding group. The Company shall pay said cash fee only if a transaction is consummated with a Contact. Any amounts payable to the Company in installments shall be deemed paid only when the installment is paid to the Company.

     (iii) For any Contacts which purchase Regulation E stock issued by the Company, the Consultant shall be entitled to 5% for the first $1 million of such stock purchased; 4% of the next $1 million; 3% for the next $1 million; 2% for the next $I million and for all amounts above $4 million. 1%.All monies are to be paid to Consultant on the day the Company receives the monies from funding group.

     Section 3. Retainer and Expenses. No retainer or similar advance payments will be paid or considered due by the Company to the Consultant. All expenses incurred by the Consultant and Contact shall be the sole responsibility of the Consultant and Contact. The Company will not reimburse any expenses incurred by the Consultant or Contact.

     Section 4. Miscellaneous. Any and all previous agreements and arrangements between the parties are hereby terminated and have no further force and effect. This Agreement shall inure to the benefit of the parties hereto and their respective successors and assigns. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of the Agreement shall not in any way be affected or impaired thereby. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to choice of law doctrine. Each party hereto consents to personal jurisdiction in New York State and voluntarily submits to its jurisdiction in any action or proceeding with respect to this Agreement. Venue for any action arising hereunder shall lie in the state and federal courts located in New York, New York. This Agreement shall constitute the entire agreement, whether oral or written, of the parties hereto and may only he amended by a writing executed by the parties hereto. The Company acknowledges that this Agreement shall only relate to the services provided for herein and any other services requested of the Consultant by the Company shall be subject to a separate agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


Unico, Inc

    /s/ Ray C. Brown
By:_____________________

Name: Ray Brown

Title: CEO


/s/ Howard Salamon
________________________
Howard Salamon

Salamon Brothers LLC